EXHIBIT 4.1




                          REGISTRATION RIGHTS AGREEMENT


          Kennedy-Wilson, Inc., a Delaware corporation (the "Company"), hereby grants to Colony Investors III, L.P. ("Purchaser") and any permitted assignee of the registration rights provided for herein.

          Section 1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

          "Advice" has the meaning set forth in Section 5.

          "Additional Warrants" has the meaning set forth in Section 3.3 of the Investor's Agreement.

          "Affiliate" means, with respect to any Person, (a) any Person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (b) any spouse or non-adult child (including by adoption) of any natural person described in clause (a) above, (c) any relative other than a spouse or non-adult child (including by adoption) who has the same principal residence of any natural person described in clause (a) above, (d) any trust in which any such Persons described in clause (a), (b) or
(c) above has a beneficial interest and (e) any corporation, partnership, limited liability company or other organization of which any such Persons described in clause (a), (b) or (c) above collectively own more than fifty percent (50%) of the equity of such entity. For purposes of this definition, beneficial ownership of more than ten percent (10%) of the voting common equity of a Person shall be deemed to be control of such Person.

          "Agreement" means this Registration Rights Agreement, dated as of July 16, 1998.

          "Business Day" means any day other than a day on which banks are authorized or required to be closed in the State of New York.

          "Certificate of Incorporation" means the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on March 27, 1992, as amended through and including April 30, 1998.

          "Commission" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Exchange Act from time to time.

          "Common Shares" means the shares of Common Stock issued pursuant to that certain Stock Purchase Agreement, dated July 16, 1998, between the Company and Purchaser.

          "Common Stock" means the common stock, par value $0.01 per share, of the Company.

          "Company" has the meaning set forth in the first paragraph hereof and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

          "Controlling Persons" has the meaning set forth in Section 8(a).

          "Effective Period" has the meaning set forth in Section 4(b).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

          "Holders" means the registered holders of Registrable Securities.

          "Inspectors" has the meaning set forth in Section 4(m).

          "Investor's Agreement" means that certain Investor's Agreement between the Company and Purchaser dated of even date herewith.

          "Market Value" means the number of shares of Common Stock to be registered (or issuable upon the conversion or exchange of other securities to be registered) pursuant to the demand for registration provided in Section 2 below multiplied by the then Per Share Price of the Common Stock.

          "NASD" has the meaning set forth in Section 4(q).

          "Objecting Party" has the meaning set forth in Section 4(a).

          "Per Share Price" means the daily closing price of the Common Stock on the NASDAQ on the trading day before the Company receives the written demand for registration.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Piggy-Back Registration" has the meaning set forth in Section 3(a).

          "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Records" has the meaning set forth in Section 4(m).

          "Registrable Securities" means, collectively, the Common Shares, the Warrants, any Additional Warrants, the Warrant Shares and any other shares of Common Stock acquired by Purchaser or its permitted assigns (so long as not acquired in violation of the Investor's Agreement), unless (in the case of any such securities) such securities have been (a) effectively registered under
Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement, or (b) such securities have been transferred pursuant to Rule 144 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause (b), such securities may be freely transferred without restriction under the Securities Act.

          "Registration Expenses" has the meaning set forth in Section 7.

          "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Rule 144" has the meaning set forth in Section 9(a).

          "Rule 144A" has the meaning set forth in Section 9(b).

          "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

          "Suspension Notice" has the meaning set forth in Section 5(a).

          "Suspension Period" means the period from the date on which the Holders receive a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 4(f).

          "Warrants" means the warrants to acquire shares of Common Stock, issued pursuant to that certain Warrant Agreement, dated of even date herewith, between the Company and Purchaser.

          "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants and any Additional Warrants.

          Section 2. DEMAND REGISTRATION.

                    (a) Demand for Registration. The Holders may, at their option, at any time after the date hereof, require the Company to use its best efforts to effect a registration of Registrable Securities under the Securities Act (the "Demand Registration"); provided, however, that (i) the Company shall not be required to effect such Demand Registration unless the Company is requested to do so with respect to Registrable Securities having a Market Value of not less than $2,000,000; (ii) at its option, the Company shall not be required to effect such registration prior to three (3) months immediately following the date on which an underwritten public offering of equity securities (pursuant to an effective registration statement under the Securities Act) is commenced, if such public offering is commenced prior to the date of a request for the Demand Registration; provided, further, that, if in the opinion of an independent investment banking firm of national reputation such registration, if not deferred, materially and adversely would affect a proposed business or financial transaction of substantial importance to the Company's financial condition, the Company may defer such registration for a single period (specified in such notice) of not more than 180 days; and (iii) the Company shall not be required to use its best efforts to effect a registration of Registrable Securities under this Section 2 more than three times or more often than nine months following the completion of a Demand Registration. At the election of Holders requesting a Demand Registration, such registration statement shall be filed under Rule 415 promulgated under the Securities Act (a "Resale Registration Statement"), and the Company shall use its best efforts to keep a Resale Registration Statement continuously effective until the earlier of four (4) years and the date on which there are no more Registrable Securities unsold thereunder. The Company shall promptly cause a Resale Registration Statement to be amended to remove a Holder's Registrable Securities upon notice to the Company from such Holder. The Company shall not be required to file and effect more than one (1) Resale Registration Statement pursuant to this Section 2(a). If, after a Demand Registration becomes effective, the offering of securities thereunder is or becomes subject to any stop order, injunction or other order or requirement of the Commission that prevents or limits the sale of securities thereunder for a period of more than five (5) Business Days, then such Demand Registration shall be deemed not to have been effected for purposes of this Section 2(a).

                    (b) Underwritten Offerings. If underwritten, the underwriter in a Demand Registration must be reasonably acceptable to the Company. In connection with any Demand Registration in which more than one Holder participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Shares to be included in such offering that the total number of Registrable Shares to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares to be sold), then the amount of Registrable Shares to be offered for the account of such Holders shall be reduced pro rata on the basis of the number of Registrable Shares to be registered by each such Holder. The Company shall not include any securities that are not Registrable Securities in any Registration Statement filed pursuant to this Section 2 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement.

          Section 3. PIGGY-BACK REGISTRATION.

                    (a) Request for Registration. Each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders of any class of equity security (except,
          (i) a registration statement on Form S-4 or S-8 (or any substitute form that is adopted by the Commission), (ii) a registration statement filed in connection with a dividend reinvestment plan, stock option plan or unit investment trusts, or (iii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), and the form of registration statement to be used permits the registration of Registrable Securities, then the Company shall give written notice of such proposed filing to the Holders as soon as reasonably practicable (but in no event less than 20 days before the anticipated filing date and no less than 30 days before the anticipated effective date), and such notice shall offer the Holders the opportunity to register such Registrable Securities as the Holders may request (which request shall specify the Registrable Securities intended to be disposed of by the Holders and the intended method of distribution thereof) up to 20 days before the anticipated effective date (a "Piggy-Back Registration"). The Company shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on substantially the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw such Holder's request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 3 by giving written notice to the Company of such withdrawal no later than two Business Days prior to the anticipated effective date. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give prompt notice of such withdrawal to the other Holders, if any, requested to be included in such Piggy-Back Registration.

                    (b) Reduction of Offering. If the managing underwriter or underwriters of an underwritten offering with respect to which Piggy-Back Registration has been requested as provided in Section 3(a) hereof shall have informed the Company, in writing, that in the opinion of such underwriter or underwriters the total number of shares which the Company, the Holders and any other Persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering (including without limitation any material decrease in the proposed public offering price), then the number of shares to be offered for the account of all Persons and Holders (other than the Company) participating in such registration shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

                    (c) Underwriting. In the case of a Piggy-Back Registration, if the Company has determined to enter into an underwriting agreement in connection therewith, all Registrable Securities to be included in such Registration Statement shall be subject to such underwriting agreement, and no Holder may participate in such Registration unless such Holder agrees to sell its Registrable Securities on the basis provided for in such underwriting arrangements approved by the Company and completes and/or executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements and other reasonable documents which must be executed under the terms of such underwriting arrangements.

          Section 4. REGISTRATION PROCEDURES. In connection with the obligations of the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the terms of this Agreement as quickly as reasonably practicable, and in connection therewith:

                    (a) Prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, excluding for purposes of this Section 4(a) documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to the Holders covered by such Registration Statement (the "Selling Holders") and the underwriters, if any, draft copies of all such documents proposed to be filed at least ten Business Days prior thereto (or, in the case of amendments or supplements, such shorter period as may be reasonably permitted under the circumstances), which documents will be subject to the reasonable review of the Holders and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Selling Holders of at least a majority in interest of the Registrable Securities (the "Objecting Party") shall reasonably object pursuant to notice given to the Company prior to the filing of such amendment or supplement (the "Objection Notice") and no later than five Business Days after receipt of the documents to which the Objection Notice relates. The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five Business Days after receipt of the Objection Notice to correct such deficiencies to the reasonable satisfaction of the Objecting Party, and will notify each Selling Holder of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                    (b) The Company promptly shall prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for a period of not more than 60 days or (in the case of a Resale Registration Statement) up to four (4) years (as applicable, the "Effective Period"); shall cause the Prospectus to be supplemented by any required Prospectus supplements, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the Effective Period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus.

                    (c) The Company promptly shall furnish to any Holder and the underwriters, if any, without charge, such reasonable number of conformed copies of each Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as such Holder or underwriter reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

                    (d) The Company shall, (i) on or prior to the date on which a Registration Statement is declared effective, use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such states of the United States as any Holder or underwriter requests; (ii) do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition of such Registrable Securities owned by such Holder in accordance with the intended methods for distribution set forth therein; and (iii) use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effective Period; provided, however, that the Company shall not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d) or (B) to file any general consent to service of process.

                    (e) The  Company  shall  cause  the  Registrable  Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Securities.

                    (f) The Company promptly shall notify each Holder and any underwriter in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and
          (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (g)  The  Company  shall  make  generally  available  to the
          Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days (90 days in the event it relates to a fiscal year) after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

                    (h) The Company promptly shall use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and in the event a stop order is issued, use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

                    (i)  If   requested   by   the   managing   underwriter   or
          underwriters, if any, or any Holder, the Company promptly shall incorporate in a Prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or such Holder reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment.

                    (j) The Company shall deliver a copy of each document incorporated by reference into a Registration Statement (in the form in which it was incorporated) to each Holder as promptly as practicable after filing such documents with the Commission.

                    (k) The Company shall cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under a Registration Statement, and enable such securities to be in such denominations and registered in such names as the Holders and the managing underwriter or underwriters, if any, reasonably may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates.

                    (l) The Company shall enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the Holders, or the underwriters, if any, retained by the Holders participating in an underwritten public offering, if any, reasonably may request in order to expedite or facilitate the disposition of Registrable Securities.

                    (m) The Company promptly shall make available to each Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this paragraph if (i) the Company believes, after consultation with counsel for the Company and counsel for the Holders, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or
          (ii) either (A) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless, prior to furnishing any such information with respect to (A) or (B), such Holder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions reasonably acceptable to the Company; and, provided, further, that each Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

                    (n) In the case of any underwritten offering, the Company shall furnish to each Holder and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

                    (o) The Company shall cause the Registrable Securities to be authorized for quotation and/or listing, as applicable, on such exchange or quotation system as the Common Stock is listed or quoted.

                    (p) The Company shall provide a CUSIP number for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement.

                    (q) The Company shall cooperate with each Holder and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD").

                    (r) During the period when the Prospectus is required to be delivered under the Securities Act, the Company promptly shall file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                    (s) The Company shall appoint a transfer agent and registrar for all the shares of Common Stock covered by a Registration Statement not later than the effective date of such Registration Statement.

                    (t) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows."

          Each Selling Holder shall provide the Company with such information about the Selling Holder and its intended manner of distribution of the Registrable Securities, and otherwise shall cooperate with the Company and the underwriters, if any, as may be needed or helpful to complete any obligation of the Company hereunder.

          Section 5. LIMITATIONS ON SALES.

                    (a) Suspension Period. Each Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 4(f)(v), forthwith shall discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(f) or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that the Company shall not give a Suspension Notice until after the Registration Statement has been declared effective. In the event that the Company shall give any Suspension Notice, (i) the Company shall use its reasonable best efforts and take such actions as are reasonably necessary to end the Suspension Period as promptly as practicable and (ii) immediately following expiration of the Suspension Period, the Company shall, to the extent necessary, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (b) Lock-up. If on any occasion of registration in which the Company proposes to file a registration statement under the Securities Act with respect to the proposed sale of Common Stock pursuant to a fully-underwritten public offering, and the managing underwriter or underwriters shall request an agreement by each Holder not to sell any of the Registrable Securities so held by such Holder for a period of 90 days after the date of the underwriting agreement in order to effect an orderly public distribution thereof, then so long as (i) the Holder and its Affiliates own five percent (5%) or more of the Company's outstanding securities or the Holder has a representative on the Company's Board of Directors and (ii) the Holder is deemed to be an Affiliate of the Company for purposes of the Securities Act, each Holder shall enter into and execute such an agreement with such managing underwriter or underwriters and the Company pertaining to a restriction on the transfer of any equity securities of the Company during such period. Each Holder further agrees, upon request of the managing underwriter or underwriters, to enter into and execute an agreement with such managing underwriter or underwriters and the Company pursuant to the terms of which such Holder will agree not to transfer any securities of the Company during the seven-day period immediately preceding the effectiveness of such registration statement to the extent necessary to avoid violation of the Exchange Act.

          Section 6. HOLDER INFORMATION. If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right, to the extent permitted by law, to require (a) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to such Holder.

          Section 7. REGISTRATION EXPENSES. Any and all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all Commission and securities exchange, NASDAQ or NASD registration and filing fees, all fees and reasonable expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of one counsel for all underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses of the Company (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), all reasonable expenses for word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, the fees and expenses incurred in connection with the listing of the Registrable Securities, the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any special audit or comfort letters), Securities Act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts or other Persons retained by the Company in connection with any registration (all such expenses being herein called "Registration Expenses"), will be borne by the Company whether or not the Registration Statement to which such expenses relate becomes effective; provided, however, that Registration Expenses shall not include underwriting fees, discounts or commissions attributable to the sale or disposition of Registrable Securities or the fees and expenses of legal counsel and accountants retained by the Holders.

          Section 8. INDEMNIFICATION AND CONTRIBUTION.

                    (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling Person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any reasonable legal or other fees and expenses actually incurred in connection with defending or investigating any action or claim in respect thereof, provided, however, that such legal fees shall be limited to those incurred by one individual counsel for all indemnified parties under this paragraph (a), together with any appropriate or necessary local counsel, if any) (collectively, the "Damages") to which such Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and any such Controlling Person may become subject under the Securities Act, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement or Prospectus (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to the Company by such Holder (or by a Person authorized to provide such information on behalf of such Holder) expressly for use therein.

                    The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents, employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided with respect to the indemnification of the Holders.

                    (b) Indemnification by the Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless, to the fullest extent permitted by law the Company, its directors, officers, stockholders, employees, agents, attorneys, and investment advisers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Company, together with its Controlling Person, from and against all Damages to which the Company and any Controlling Persons may become subject under the Securities Act insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act (including all documents incorporated therein by reference), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, to the extent, but only if and to the extent that such Damages arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon information relating to such Holder furnished in writing to the Company by such Holder (or by a Person authorized to provide such information on behalf of such Holder) expressly for inclusion therein; provided, however, that (i) such selling Holder shall not be liable in any such case to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by such selling Holder to the Company expressly for such purpose and (ii) the total amount for which a Holder shall be liable hereunder shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities in such registration.

                    (c)  Indemnification  Procedures.  In  case  any  proceeding
          (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") promptly shall notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding; provided, however, that (i) in the case of any proceeding in respect of which indemnity may be sought pursuant to both paragraphs (a) and (b) above, a Holder shall not be required to assume the defense thereof and the fees and expenses of such counsel shall be at the expense of the Company and (ii) the Company shall not be obligated to pay the fees and expenses of more than one individual counsel (together with any appropriate or necessary local counsel, if any) for all indemnified parties, including the Company. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties, or (iii) (A) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and any indemnifying party or an Affiliate of such indemnified party or parties or of any indemnifying party, (B) there may be one or more legal defenses available to such indemnified party or parties or such Affiliate of such indemnified party or parties that are different from or additional to those available to any indemnifying party or such Affiliate of any indemnifying party and (C) such indemnified party or parties shall have been advised by such counsel that there may exist a legal conflict of interest between or among such indemnified party or parties or such Affiliate of such indemnified party or parties and any indemnifying party or such Affiliate of any indemnifying party, in which case, if such indemnified party or parties notifies the indemnifying party or parties in writing that it elects to employ separate counsel of its choice at the reasonable expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which will not be unreasonably withheld) but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent (which will not be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                    (d) Contribution. To the extent that the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount at which the net sale proceeds from the Registrable Securities to such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. Each Holder's obligation to contribute pursuant to this Section 8(d) is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

          If  indemnification  is available  under  paragraph (a) or (b) of this
Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(d).

          The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Damages referred to in this Section 8 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                    (e) Survival. The parties' indemnification and contribution obligations pursuant to this Section 8 shall survive the sale, transfer, assignment or other disposition of any Registrable Securities and shall survive any termination of this Agreement.

          Section 9.  AVAILABLE INFORMATION.

                    (a) Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act, as such rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission ("Rule 144"), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                    (b) Rule 144A. Upon the request of any Holder, the Company shall deliver to such holder within 20 days following receipt by the Company of such request, the information required by Section (d)(4) of Rule 144A under the Securities Act, as such rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission ("Rule 144A"), and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations or the exemptions provided by Rule 144A. All information shall be "reasonably current" as defined in Rule 144A.

          Section 10.  MISCELLANEOUS.

                    (a)   Amendments   and  Waivers.   The  provisions  of  this
          Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority in interest of the Registrable Securities then outstanding.

                    (b) Notices. All notices, requests and other communications provided for herein shall be given or made in writing:

                    if to the Company:   Kennedy-Wilson, Inc.
                                         530 Wilshire Blvd., #101
                                         Santa Monica, California  90401
                                         Attention: William J. McMorrow
                                         Fax No.: (310) 314-8510

                    with copies to:      Kulik, Gottesman & Mouton, LLP
                                         1880 Century Park East, Suite 1150
                                         Los Angeles, California  90067
                                         Attention:  Kent Mouton, Esq.
                                         Fax No.: (310) 557-0224

                                                     and

                                         White & Case LLP
                                         633 West Fifth Street
                                         Los Angeles, California  90071-2007
                                         Attention:  Richard K. Smith, Jr., Esq.
                                         Fax No.: (213) 687-0758

                  if to Purchaser:       Colony Investors III, L.P.
                                         c/o Colony Capital, Inc.
                                         201 Main Street, Suite 2420
                                         Fort Worth, Texas  76102
                                         Attention: Richard Ekleberry, Esq.
                                         Fax No.: (817) 871-4088

                  with a copy to:        Skadden, Arps, Slate, Meagher & Flom
                                         LLP
                                         300 South Grand Avenue
                                         Los Angeles, California 90071
                                         Attention:  Jonathan H. Grunzweig, Esq.
                                         Fax No.: (213) 687-5600

                    if to any other person who is a registered Holder, to the address for such Holder as it appears in the stock or warrant ledger of the Company; or, in the case of any Holder, at such other address as shall be designated by such party in a notice to the Company; or, in the case of the Company, at such other address as the Company may designate in a notice to the Holders.

                    All such notices, requests and other communications shall be: (i) personally delivered, sent by courier guaranteeing overnight delivery or sent by registered or certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid; and (ii) effective upon receipt.

                    (c) Successors and Assigns. Subject to restrictions on the transfer of Common Stock set forth in the Company's Certificate of Incorporation and the Investor's Agreement of even date herewith between the Company and Purchaser, this Agreement shall inure to the benefit of and be binding only upon (i) Purchaser, (ii) the general and limited partners of Purchaser, and (iii) assigns of the Purchaser (so long as the Registrable Securities are not acquired in violation of the Investor's Agreement and the Company's Certificate of Incorporation).

                    (d) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                    (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

                    (f) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

                    (g) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees and expenses in addition to any other available remedy.

                    (h) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

                    (i) Remedies. In the event of a breach or a threatened breach by the Company of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, is inadequate and that any objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

                                                KENNEDY-WILSON, INC.



                                                By______________________________
                                                  Name:
                                                  Title:


                                                COLONY INVESTORS III, L.P.

                                                By: Colony Capital III, L.P.

                                                    By: ColonyGP III, Inc.


                                                By______________________________
                                                  Name:
                                                  Title: